EXHIBIT 5.1

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 www.dlapiper.com

T 858.677.1400 F 858.677.1401

August 15, 2013

Lpath, Inc.
4025 Sorrento Valley Boulevard
San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to Lpath, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 filed on August 15, 2013 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the Company’s:

(i)                                     Class A common stock, $0.001 par value per share (the “Common Stock”);

(ii)                                  warrants representing rights to purchase Common Stock (the “Warrants”); and

(iii)                               units comprised of one or more shares of Common Stock or Warrants in any combination (the “Units”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $40,000,000.

We also have acted as counsel to the Company in connection with an offering of up to $20,000,000 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”, together with the Common Stock, the Warrants, and the Units are referred to herein as the “Securities”) under an At-the-Market Issuance Sales Agreement executed by the Company, MLV & Co. LLC and JMP Securities LLC on August 15, 2013 (the “Sales Agreement”). The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).

We have been advised by the Company that:

1.              With respect to any offering of Warrants by the Company pursuant to the Registration Statement, Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent (the “Warrant Agreement”).  The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

2.              With respect to any offering of Registration Statement by the Company pursuant to the Registration Statement, Units may be issued pursuant to a unit agreement to be entered into between the Company and a financial institution as unit agent (the “Unit Agreement”).  The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement (including the Sales Agreement Prospectus related to the Sales Agreement Shares) has been or will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities registered pursuant to the Registration Statement will be issued and sold in compliance with applicable federal and state securities laws, in the manner stated in the Registration Statement and in the manner stated in the Sales Agreement Prospectus or the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities (including the Sales Agreement with respect to the Sales Agreement Shares) offered has been or will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities pursuant to the Registration Statement, the Sales Agreement Prospectus and any additional prospectus supplement; and (x) the certificates representing the Securities will be duly executed and delivered.

We have examined the Registration Statement and the Sales Agreement Prospectus, including the exhibits thereto, and have examined and relied upon without independent investigation as to matters of fact upon such other documents, corporate records (including Board and Board committee minutes and written consents), and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.              With respect to any offering of Common Stock by the Company pursuant to the Registration Statement other than pursuant to the Sales Agreement (the “Offered Common Stock”), the Offered Common Stock will be validly issued, fully paid and nonassessable, PROVIDED THAT (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Offered Common Stock (“Offered Common Stock Authorizing Resolutions”), (ii) the terms of the Offered Common Stock and the offer and sale thereof have been duly established in conformity with the Company’s Articles of Incorporation, as amended (the “Restated Articles”) and Amended and Restated Bylaws, as amended (the “Bylaws”), and any applicable law and do not result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Offered Common Stock Authorizing Resolutions.

2.              With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), the Offered Warrants will constitute valid and legally binding obligations of the Company, PROVIDED THAT (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Offered Warrants in exchange for consideration that the Board of Directors or such committee determines as adequate (“Offered Warrant Authorizing Resolutions”), which include the terms upon which the Offered Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Offered Warrants, (ii) the Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Offered Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Offered Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Offered Warrant Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Offered Warrant Authorizing Resolutions.

3.              With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), the Offered Units will constitute valid and legally binding obligations of the Company, PROVIDED THAT (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Offered Units in exchange for consideration that the Board of Directors or such committee determines as adequate (“Offered Unit Authorizing Resolutions”), which include the terms upon which the Offered Units are to be issued, their form and content and the consideration for which the Offered Units are to be issued, (ii) the Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Offered Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Offered Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Offered Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Offered Unit Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Offered Unit Authorizing Resolutions.

4.              With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, the Sales Agreement Shares are duly authorized, and when issued against receipt of the consideration therefor in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document (including the Sales Agreement), instrument or the Securities (including the Sales Agreement Shares) may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.  We are admitted to practice in the State of California and we express no opinion concerning any law other than the corporation laws of the State of Nevada and the federal law of the United States. As to matters of Nevada corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement and the Sales Agreement Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, the Registration Statement or the Sales Agreement Prospectus.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)